EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Jobbot, Inc.

We consent to the use of our report dated April 16, 2015 with respect to the financial statements of Jobbot, Inc. as of the period ended December 31, 2014 and 2013 and for the period from April 21, 2011 (inception) to December 31, 2014, and to the reference to our firm under the caption "Experts", included in the Registration Statement on Form S-1 Amendment No. 4 filed by Jobbot, Inc. dated April 16, 2015.

/s/ M&K CPAS, PLLC

Houston, Texas

January 28, 2016